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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 23, 2000



                                   ElderTrust
                                   ----------
             (Exact name of registrant as specified in its charter)


           Maryland                    001-13807             23-2932973
           --------                    ---------             ----------
(State or other jurisdiction       (Commission File         (IRS Employer
       of incorporation)                 Number)          Identification No.)


      101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348
      --------------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (610) 925-4200
                                                           --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

                  ElderTrust announced on June 23, 2000 that it had begun the process of assessing the impact on the Company of the June 22, 2000 Chapter 11 bankruptcy filings by Genesis Health Ventures, Inc. (NYSE:GHV), The Multicare Companies, Inc., a 43.6% owned consolidated subsidiary of Genesis, and their subsidiaries. The Genesis and Multicare bankruptcy filings follow debt restructuring discussions between those entities and their senior lenders.

                  Approximately 70% of ElderTrust's consolidated assets at March 31, 2000 consisted of real estate properties leased to or managed by subsidiaries of Genesis and loans on real estate properties made to consolidated and unconsolidated subsidiaries of Genesis or Multicare. Revenues recorded by ElderTrust in connection with these leases and loans totaled $4.7 million, or 67% of ElderTrust's total revenues, for the quarter ended March 31, 2000. In addition, unconsolidated entities of ElderTrust, in which ElderTrust had investments in and advances to totaling $18 million at March 31, 2000, also lease properties to these entities and recognized revenues of $3.2 million for the same period.

                  Included in ElderTrust's consolidated assets at March 31, 2000 are approximately $20 million in secured loans outstanding to subsidiaries of Multicare (with a weighted average annual interest rate of 10.5%), 20% of the principal balance of which is guaranteed by Multicare. ElderTrust also has approximately $20 million in loans to subsidiaries of Genesis (with a weighted average annual interest rate of 9.4%), 100% of the principal amount of which is guaranteed by Genesis.

                  As previously disclosed, ElderTrust, Genesis and Multicare have been discussing a proposed restructuring of the loan and other relationships among the parties. These discussions continue. However, in light of the Genesis and Multicare bankruptcy filings, any agreement reached by the parties will be subject to bankruptcy court approval.

                  In addition, as a result of the bankruptcy filings, it is not expected that the Genesis and Multicare subsidiaries that are the borrowers on the loans will be permitted to make further interest payments to ElderTrust until the borrowers' bankruptcy plans are approved. ElderTrust will retain its security position in the collateral underlying the loans but may be unable to recover the full amount of its principal. Such recovery is ultimately dependant upon the value of the underlying collateral and, to the extent the loan exceeds such collateral value, to the general unsecured creditors' recovery on their prepetition claims.


                                       2.
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                  Further, although the subsidiaries of Genesis that are the lessees initially are required to continue to make lease payments to ElderTrust, in bankruptcy these entities can assume or reject the leases to which they are parties. If one or more of the leases are rejected, ElderTrust would be required to find new lessees for the affected properties or renegotiate the lease terms with the existing lessees, which could result in substantially lower rental rates being paid to ElderTrust under the new or revised leases. If a new lease arrangement is not immediately obtainable, the Company may be required to operate the returned property. If this occurs, ElderTrust may have insufficient cash to operate the property.

                  As Genesis and Multicare may not be permitted to make interest payments to ElderTrust during the bankruptcy period, these filings may significantly reduce the Company's cash flow. As a result, the Company expects that distributions to shareholders will be significantly reduced or suspended. The Company believes the distributions made to shareholders to date during 2000 will be adequate to satisfy the REIT distribution requirements for 2000. ElderTrust believes that it can continue to meet its debt service requirements after giving effect to this reduction in cash flow, however, any further reduction in cash flow would adversely affect ElderTrust's ability to continue to meet its debt service requirements and could significantly and adversely affect their ability to continue its operations.

                  Because of the increased uncertainty surrounding ElderTrust's ability to recover on the Genesis and Multicare loan guarantees referred to above due to the bankruptcy filings by these entities, ElderTrust has begun assessing the impact of the Genesis and Multicare bankruptcy filings on the carrying values of ElderTrust's assets. Depending on various factors, such as the reduction in loan fair market values resulting from the inability to recover under the Genesis and Multicare corporate guarantees, such assessment could result in ElderTrust having to record significant charges in the quarter ending June 30, 2000 or subsequently to reflect any reduction in the net realizable value of its assets.

                  ElderTrust also announced on June 23, 2000 that it expects to record a significant and separate impairment charge during the quarter ending June 30, 2000, relating to its aggregate $12 million investment in ET Capital Corp at March 31, 2000. ET Capital, an entity owned 95% by ElderTrust, has a $7.8 million loan to The AGE Institute of Florida. The loan, which has an interest rate of 13%, is secured by a second lien on 11 nursing facilities located in Florida that are managed by Genesis. AGE has ceased making interest payments to ET Capital. Genesis is the guarantor on the $40 million first mortgage loan secured by the 11 nursing facilities, and the first lien holder has declared Genesis in default on such guarantee, and, additionally, is seeking recovery from ET Capital of an interest payment totaling approximately $250,000 received by ET Capital from AGE in April 2000. The precise amount of the impairment charge has not yet been determined.


                                       3.
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                  Finally, ElderTrust announced on June 23, 2000 that events of default have been declared under two mortgage loans totaling approximately $20 million as it does not meet certain financial covenant requirements under guarantee agreements relating to the underlying mortgages. The anticipated impairment charge on ElderTrust's investment in ET Capital and any additional charges recorded as to loans and leases to Genesis and Multicare and related entities, when recorded, is expected to cause ElderTrust to violate net worth covenants under the two mortgage loans referred to above and under its Bank Credit Facility with a current balance outstanding of $39.3 million.

                  Certain matters discussed within this Form 8-K may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although ElderTrust believes the expectations reflected in such forward-looking statements are reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from ElderTrust's expectations include the extent to which Genesis and Multicare continue to make lease and loan payments to the Company, the outcome of the Genesis and Multicare bankruptcy proceedings, real estate conditions, the Company's ability to refinance its existing bank credit facility when it matures in June 2001, changes in the economic conditions and other risks detailed from time to time in the Company's SEC reports and filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                  A copy of ElderTrust's June 23, 2000 press release is attached hereto as exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)            Financial statements of business acquired.

         Not applicable.

     (b)            Pro forma financial information.

         Not applicable.

     (c) Exhibits.

         Exhibit
         Number            Exhibit Description
         ------            -------------------

         99.1              Press release of June 23, 2000



                                       4.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ELDERTRUST
                                                    ----------
                                                    (Registrant)


                                                    /s/ D. Lee McCreary, Jr.
                                                    ------------------------
                                                    D. Lee McCreary, Jr.
                                                    President, Chief Executive
                                                    Officer and Chief Financial
                                                    Officer

Date:  July 7, 2000







                                       5.
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                                INDEX TO EXHIBITS

Exhibit
Number                         Exhibit Description
------                         -------------------

99.1                           Press release of June 23, 2000














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